UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 20. 2013

Date of Report (Date of earliest event reported)
ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
On December 20, 2013, Abraxas completed the sale of its Eagle Ford interests at WyCross in McMullen County, Texas for net proceeds of $71.4 million after fees and purchase price adjustments. to F-250, LLC..   The assets sold consist of approximately 1,200 net acres, 3.7 million barrels of proved reserves, based on the Company’s June 30, 2013 internal reserve report. (2.8 million barrels of oil, 3.0 billion cubic feet of gas and 0.5 million barrels of NGLS. The Company plans to use the proceeds from this sale to immediately pay down the company’s bank

The description of the sale described under this Item 2.01 is qualified in its entirety by a copy of the Purchase and Sale Agreement incorporated by reference into this Form 8-K (the “Agreement”). The representations and warranties of the parties in the Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that we have disclosed in other filings with the SEC.
Item 7.01    Regulation FD Disclosure
On December 23, 2013, Abraxas issued a news release announcing the closing of Wycross Eagle Ford sale. The full text of the release is included as Exhibit 99.2.
The information in this Report (including Exhibit 99.2) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information
The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits
Number      Description

2.1
Purchase and Sale Agreement dated December 5, 2013, between Abraxas Petroleum Corporation and F-250, LLC (previously filed as Exhibit 10.1 to Abraxas’ Current Report on Form 8-K filed with the SEC on December 9, 2013.)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information giving effect to the sale of the properties described in Item 2.01 above.

99.2	Press Release dated December 23, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION
By: /s/ Geoffrey R. King
Geoffrey R. King
Vice President and Chief Financial
Officer

Dated: December 26 , 2013